Exhibit 99.1

Flotek Industries, Inc. Announces First Quarter Results

HOUSTON, May 24 /PRNewswire-FirstCall/—Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today reported financial and operating results for the three months ended March 31, 2010.

In the first quarter of 2010 Flotek revenue totaled $28.4 million, an increase from $24.6 million in the fourth quarter of 2009 but a decline from $40.7 million in the first quarter of 2009. The Company posted a net loss attributable to common shareholders of $12.1 million compared to $6.6 million in the fourth quarter of 2009 and $2.0 million in the first quarter of 2009. On a per common share basis, Flotek lost $0.60 in the first quarter of 2010 compared to a loss of $0.35 in the fourth quarter of 2009 and $0.10 in the first quarter of 2009.

Flotek filed its quarterly report on Form 10-Q for the period ending March 31, 2010 with the U.S. Securities and Exchange Commission on Friday, May 21, 2010. The report can be accessed on Flotek’s website.

“While we are pleased with the increase in revenue in the first quarter; including $10.9 million in March, we are not satisfied with the costs associated with such revenue gains or the net loss in the quarter,” said John Chisholm, Flotek’s President. “Through new sales initiatives and a more targeted and strategic marketing initiative, we have managed to post solid sequential top line growth. While we will continue to focus on top line growth, Flotek must now turn its attention to creating a more efficient operating structure so that such top line growth can stand to create a profitable enterprise.”

Segment Results and Comparisons

Revenue for the three months ended March 31, 2010 was $28.4 million, an increase of $3.8 million, or 15.5%, compared to $24.6 million for the three months ended December 31, 2009. Revenue increased in all three of our segments as rig activity in North America began to improve in the early part of 2010 with higher natural gas prices forecast. Drilling Products revenue increased 21.7% and Chemicals and Logistics revenue increased 12.9% on a sequential basis over the previous quarter. Consolidated gross margin increased $1.2 million to $8.0 million for the three months ended March 31, 2010, compared to $6.8 million for the three months ended December 31, 2009. Gross margin as a percentage of sales improved to 28.2% for the three months ended March 31, 2010 from 27.9% for the three months ended December 31, 2009, as the Company successfully implemented targeted price increases in selected products. Loss from operations for the three months ended March 31, 2010 was $3.7 million, a decrease of $1.9 million, compared to the loss from operations of $5.6 million for the three months ended December 31, 2009.

Chemicals and Logistics revenue for the quarter ended March 31, 2010 was $13.1 million, a decrease of $4.1 million, or 24.0%, compared to $17.2 million for the quarter ended March 31, 2009. Income from operations was $3.7 million for the quarter ended March 31, 2010, a decrease of approximately 15.5% compared to the same period in 2009; however, income from operations as a percentage of revenue increased to 28.4% for the quarter ended March 31, 2010 as compared to 25.5% for the same period in 2009.

Drilling Products revenue for the quarter ended March 31, 2010 was $12.9 million, a decrease of $5.4 million, or 29.4%, compared to $18.3 million for the quarter ended March 31, 2009. Loss from operations was $3.2 million in the first quarter of 2010, an increase of $2.5 million as compared to the same period in 2009. The larger loss was primarily due to increased pricing pressures which caused decreased revenue and gross margin on effectively the same amount of activity. Field indirect costs were fairly constant over the first quarter of 2010 as compared to the first quarter of 2009 as the sales effort required to obtain the discounted revenue remained stable.

Artificial Lift revenue for the quarter ended March 31, 2010 were $2.3 million, a decrease of $2.8 million, or 54.3%, compared to $5.1 million for the quarter ended March 31, 2009. Income from operations decreased $0.6 million to $0.3 million in the first quarter of 2010 from $0.8 million in the first quarter of 2009. The majority of this decrease was driven by revenue reduction. Although, field indirect costs decreased by 26.6% over the same first quarter period in 2009, sales costs as a percentage of revenue were higher.

Corporate Expenditures and Outlook

As reported in the Company’s quarterly report for the period ending March 31, 2010, Flotek’s total SG&A expense was approximately $10.2 million. However, included in the expenses are non-recurring costs including: professional fees related to capital, accounting and legal issues, accruals related to former executive departures, charitable contributions and other one-time expenses. We estimate that such non-recurring items were approximately $1.7 million in the quarter ended March 31, 2010. The Company expects several of these expense items to be significantly reduced or eliminated in the coming months.

In addition, the refinancing of the Company’s senior credit facility added costs of approximately $3.5 million in the quarter including interest expense (inclusive of the settlement of an interest swap agreement associated with the former credit facility held by Wells Fargo), professional fees and other miscellaneous expenses.

“While much of Flotek’s first quarter loss is related to costs associated with non-recurring items, management is acutely focused on insuring that every dollar spent stands in support of building long-term value,” added Chisholm. “The refinancing of our credit facility and restructuring Flotek’s financial reporting process were tedious and expensive endeavors but actions that will provide benefits in the quarters and years to come. We are now positioned – with management’s ability to execute the only variable – to capitalize on market growth and cost containment. Our singular focus now is to create value for our stakeholders through growth in market share, new product and service innovations and a more efficient organization.”

“We continue to make progress even while working in a very volatile market,” concluded Chisholm. “While Flotek continues to face challenges as we work through the cyclical trough, we will continue to look for opportunities to increase revenue and profits to prove we are a worthy competitor at every point in the oilfield cycle. We are especially looking for ways to diversify our business to provide more applications for liquids exploration and production as well as international opportunities, such as our recent launch of Teledrift use in Saudi Arabia.”

Financial Restatements

On May 21, 2010, management made the determination that certain warrants issued by the Company in August 2009 containing an anti-dilution price protection feature should be reclassified. As a result, the Company’s financial statements for the periods ending September 30, 2009 and December 31, 2009 are being restated due to our interpretation of FASB ASC 815-40-15-5 (“ASC 815-40”, formerly EITF 07-5), “Determining Whether an Instrument (Or Embedded Feature) Is Indexed to an Entity’s Own Stock,” which became effective as of January 1, 2009, and indicates that the anti-dilution price protection feature in the Company’s outstanding warrants requires accounting for the fair value of the warrants as a liability. The restated financial statements account for the reclassification of the Company’s warrants from stockholders’ equity to a warrant liability, and for changes in the fair value of the warrant liability in the statement of operations. The restatement does not result in a change in the Company’s previously reported revenue, cash flows or total cash and cash equivalents shown in its impacted financial statements.

As a result of the reclassification, on May 21, 2010, the Company’s management and the Audit Committee of the Board of Directors of the Company concluded that the Company’s reported net loss for the periods ended September 30, 2009 and December 31, 2009 should be revised to reflect certain non-cash charges relating to the reclassification of the detachable warrants as a liability and that the financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and Annual Report on Form 10-K for the year ended December 31, 2009 should be amended to reflect such changes. Amended financial statements were filed with the Securities and Exchange Commission on May 21, 2010.

As a result of the change in warrant accounting treatment the Company will be required to determine the fair value of the warrant liability on a quarterly basis. The fair value determination resulted in an income statement expense of $1.8 million in the first quarter.

“While it is disappointing to all of us that Flotek’s third quarter and full year 2009 financial statements required restatement, the arcane accounting treatment requiring the Company to reclassify warrants to purchase common equity as a liability is, quite frankly, without logic,” added Chisholm. “That said, the restatement has no cash or operating impact on Flotek’s financials and will dissipate as outstanding warrants are exercised or expire. After a great deal of discussion with our auditors and the Company’s Audit Committee we felt a restatement – even though the changes border on immaterial – stood in support of our pledge to our stakeholders to be as transparent as possible as we work to retool Flotek for future growth and regain the confidence of our shareholders and other stakeholders.”

Conference Call Information

Flotek will host a conference call on today (Monday, May 24, 2010) at 7:30 a.m. Central Daylight Time to discuss its operating results for the three months ended March 31, 2010. To participate in the call, participants should dial 800-897-3679 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at http://www.flotekind.com/.

About Flotek

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

The target ranges set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.